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                                                                     EXHIBIT 3.5

                           BY-LAWS OF BIOSONICS, INC.

                               ARTICLE I - OFFICES

Section 1-1. Registered Office. The registered office of the corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

Section 1-2. Other Offices. The corporation may also have offices at such other places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine.

                       ARTICLE II - SHAREHOLDERS' MEETINGS

Section 2-1. Place of Shareholders' Meetings. Meetings of shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the corporation.

Section 2-2. Annual Meeting. A meeting of the shareholders of the corporation shall be held in each calendar year, commencing with the year 1981, on such date and at such time as the Board of Directors may determine.

At such annual meeting, there shall be held an election of Directors.

Unless the Board of Directors shall deem it advisable, financial reports of the corporation's business need not be sent to the shareholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

Section 2-3. Special Meetings. Special meetings of the shareholders may be called at any time:

         (a)  By the Chairman of the Board of the corporation; or
         (b)  By a majority of the Board of Directors; or
         (c) By shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the meeting.

Upon the written request of any person or persons entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than five nor more than sixty days after the receipt of such request, as the Secretary may determine, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of such meeting and


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to give notice thereof within thirty days after receipt of such request, the person or persons calling the meeting may do so.

Section 2-4. Notices of Shareholders' Meetings. Written notice stating the date, place and hour and, if required by law or these By-laws, the purpose, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, unless otherwise required by law. Such notices may be given by or at the direction of the person or persons authorized to call the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2-5. Quorum of and Action by Shareholders. Unless otherwise provided in the Articles of Incorporation or in a By-law adopted by the shareholders the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the articular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise specifically provided by law, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders.

The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this section or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 2-6. Voting. At least five days before any meeting of shareholders, the officer or agent having charge of the transfer books of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

At all shareholders' meetings, shareholders entitled to vote may attend and vote either in person or by proxy. All proxies shall be in writing, executed by the shareholder or by his


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duly authorized attorney-in-fact, and shall be filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of execution, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution.

Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote be taken by voice unless a shareholder demands before the election begins that it be taken by ballot in which event the vote shall be taken by written ballot, and the Judge or Judges of lection or, if none, the Secretary of the meeting (unless a candidate for office, in which case such other person who is not a candidate for office as may be appointed by the Chairman of the Board), shall tabulate and certify the results of such vote.

Section 2-7. Participation in Meetings by Conference Telephone. Any shareholder who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 2-8. Action by Unanimous Consent of Shareholders. Any action which may be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation. Insertion in the minute book of the corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the shareholders executed pursuant to this section may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

Section 2-9. Action by Less than Unanimous Consent of Shareholders. Only if the Articles of incorporation so provide, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be (a) signed by shareholders entitled to cast not less than the larger of (i) two-thirds of the total number of votes which all shareholders of the corporation or of a class of shareholders would be entitled by the Articles of Incorporation to cast upon such action or (ii) the minimum percentage of the vote required by law, if any, for the proposed action, and (b) shall be filed with the Secretary of the corporation. Insertion in the minute book of the corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual


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possession of the minute book. Written consents executed pursuant to this section may be executed in any number of counterparts. Such action shall not become effective until after at least ten days' written notice of such action shall have been given to each shareholder of record entitled to vote thereon. This paragraph shall not be applicable to any action with respect to any plan or amendment f the Articles of Incorporation to which Section 515 of the Pennsylvania Business Corporation Law, concerning dissenters rights, is applicable.

                        ARTICLE III - BOARD OF DIRECTORS

Section 3-1. Number. The Board of Directors shall consist of not less than three nor more than fifteen members, the exact number to be determined by resolution of the Board, from time to time. Once elected, Directors shall serve until the next annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting, the Board of Directors shall elect officers of the corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, by a majority of the executive committee, if any, or by a majority of the Directors in office.

Section 3-5. Participation in Meetings by Conference Telephone. Any Director may participate in any meeting of the Board of Directors or of any committee (provided he is otherwise entitled' to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3-6.  Notices of Meeting of Board of Directors.
         (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is held at other than the time or place for holding such meetings


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as fixed in accordance with Section 3- 3 of these By-laws, in which event one day's notice shall be given of the time and place of such meeting.

         (b) Special Meetings. Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least one day prior to the date named for the meeting.

Section 3-7. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3-8. Informal Action by the Board of Directors. Any action which may be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of the committee, as the case may be, and shall be filed with the Secretary of the corporation. Insertion in the minute book of the corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the Directors or the members of any committee of the Board of Directors executed pursuant to this section may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

Section 3-9.  Powers.

         (a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the corporation.


         (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles and these By-laws of the corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                  (i) To confer upon any officer or officers of the corporation the power to choose, remove or suspend assistant officers, agents or servants.

                  (ii) To appoint any person, firm or corporation to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                  (iii) To appoint a person or persons to vote shares of another corporation held and owned by the corporation.

                  (iv) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation. To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the


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Board of Directors in the management of the business and affairs of the corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he 'or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

         (v) To fix the place, time and purpose of meetings of shareholders.

         (vi) To fix the compensation of Directors and officers for their services.

Section 3-10. Removal of Directors by Shareholders. The entire Board of Directors or a class of the Board of Directors, where the Board of Directors is classified with respect to the power to elect Directors, or any individual Director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of Directors or such class of Directors. In case the Board of Directors or such class of the Board of Directors or any one or more Directors is so removed, new Directors may be elected at the same time.

Section 3-11. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a Director until his successor is duly elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, or until his earlier resignation or removal.

                              ARTICLE IV - OFFICERS

Section 4-1. Election and Office. The corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person.

Section 4-2. Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors and until the annual meeting of the Board of Directors following the next annual meeting of shareholders unless removed from office by the Board of Directors during their respective tenures.

Section 4-3. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation with general supervision over and


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direction of the affairs of the corporation. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these By-laws, and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, and shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Unless otherwise determined by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the corporation might have possessed and exercised.

Section 4-4. Powers and Duties of the President. The President shall be the chief operating officer of the corporation and, subject to the overall supervision of the Chairman of the Board, shall carry out the policies set by the Board of Directors and direct the operations of the corporation's business. In the absence of the Chairman of the Board, he shall preside at meetings of the shareholders and at meetings of the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

Section 4-5. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and for the giving and serving of all notices for the corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

Section 4-6. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the corporation which may come into his hands. When necessary or proper, unless otherwise determined by the Board of Directors, he shall endorse for collection on behalf of the corporation checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the corporation. He shall sign all checks made by the corporation, except when the Board of Directors shall otherwise direct. He shall be responsible for the regular entry in books of the corporation to be kept for such purpose, full and accurate account of all funds and securities received and paid by him on account of the


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corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the corporation. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the Chairman of the Board.

Section 4-7. Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer, as may be required by the absence or disability of such superior officer or as may be delegated to him, from time to time, by such superior officer. The President shall be the superior officer of the Vice Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively. Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. A Vice President may be designated as having responsibility for a specific area of the corporation's affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his area.

Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the corporation to any other person from time to time.

Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

                             ARTICLE V-CAPITAL STOCK

Section 5-1. Share Certificates. Every share certificate shall be signed by the Chairman of the Board or the President or Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

Section 5-2. Transfer of Shares. Transfer of shares shall be made on the books of the corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.

Section 5-3. Determination of Shareholders of Record and Closing Transfer Books. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares


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will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or otherwise. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and, in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting. The corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of the owner thereof.

Section 5-4. Lost Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the corporation his bond of indemnity with an acceptable surety; and (b) satisfy such other reasonable requirements as may be imposed by the corporation. Thereupon, a new share certificate shall be issued to the registered owner or his assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the corporation has notice that such shares have been acquired by a bona fide purchaser.

                  ARTICLE VI - NOTICES; COMPUTING TIME PERIODS

Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these By-laws or the Articles of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If notice is sent by mail or by telegraph, it shall be


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deemed to have been given to the person entitled thereto when deposited in the
United States mail or with a telegraph office for transmission to such person.

Section 6-3. Computing Time Periods. In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday. then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted. Notice given twenty-four hours before the time set for a meeting shall be deemed one day's notice.

              ARTICLE VII - LIMITATION OF DIRECTORS' LIABILITY AND
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7-1. Limitation of Directors' Liability. No Director of the corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under Section 8363 of the Pennsylvania Directors' Liability Act (relating to standard of care and justifiable reliance), and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, state or federal law. This section shall be applicable to any action taken and any failure to take any action on or after January 27, 1987.

Section 7-2.   Indemnification and Insurance.

         (a) Indemnification of Directors and Executive Officers.

                  (i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                  (ii) The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition


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of a Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

                  (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators.

                  (iv) For purposes of this Article, (A) "Indemnitee" shall mean each Director or executive officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving in any capacity at the request or for the benefit of the corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

         (b) Indemnification of Employees and other Persons. The corporation, by action of its Board of Directors and to the extent provided in such action, may indemnify employees and other persons as though they were Indemnities.

         (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or By-laws, agreement, vote of shareholders or Directors, or otherwise.

         (d) Insurance. The corporation may purchase and maintain insurance, at its expense, for the benefit of itself and any person against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person under Pennsylvania or other law. The corporation also may purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

         (e) Fund For Payment of Expenses. The corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

Section 7-3. Amendment. The provisions of this Article relating to the limitation of Directors' liability, to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its Directors and executive officers which may be modified as to any Director or executive officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or executive officer shall apply to such Director or executive officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the corporation, or limit the rights of an Indemnitee to


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indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

Section 7-4. Changes in Pennsylvania Law. References in this Article to Pennsylvania law or to any provision thereof shall be to such law (including without limitation the Directors' Liability Act) as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of executive officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                           ARTICLE VIII - FISCAL YEAR

Section 8-1. The Board of Directors shall have the power by resolution to fix the fiscal year of the corporation. If the Board of Directors shall fail to do so, the Chairman of the Board shall fix the fiscal year.

                  ARTICLE IX - EXEMPTION FROM ANTI-TAKEOVER LAW

Section 9-1. Pursuant to Section 910 A. of the Pennsylvania Business Corporation law, as amended by Act 92 of 1983 adopted December 23, 1983, Section 910 of the Business Corporation Law shall not be applicable to this Corporation.

                             ARTICLE X - AMENDMENTS

Section 10-1. The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these By-laws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose. The Board of Directors, by a majority vote of those voting, hall have the power to alter, amend, and repeal these By-laws, at any regular or special meeting duly convened after notice of such purpose subject always to the power of the shareholders to further alter, amend or repeal these Bylaws.


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                     ARTICLE XI - INTERPRETATION OF BY-LAWS

Section 11-1. All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the Pennsylvania Business Corporation Law, as amended, and as amended from time to time hereafter.

Section 11-2. Inapplicability of Subchapters G, I and J of Pennsylvania Business Corporation Law of 1988. Pursuant to Section 2561 (b) (2) (i) of the Pennsylvania Business Corporation Law of 1988, as amended effective April 27, 1990 (the "BCL"), the provisions of Subchapters G, I and J of the BCL shall not be applicable to the Corporation as of and after April 27, 1990.

Section 11-3. Inapplicability of Subchapter H of Pennsylvania Business Corporation Law of 1988. Pursuant to Section 2571 (b) (2) (i) of the BCL, the provisions of Subchapter H of the BCL shall not be applicable to the corporation as of and after April 27, 1990.


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